                                                                   EXHIBIT 3.121

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "KTRH LICENSE LIMITED PARTNERSHIP", A DELAWARE LIMITED PARTNERSHIP,

     WITH AND INTO "KLOL LICENSE LIMITED PARTNERSHIP" UNDER THE NAME OF "KLOL LICENSE LIMITED PARTNERSHIP", A LIMITED PARTNERSHIP ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1997, AT 4:30 O'CLOCK P.M.












                                     [SEAL]  /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                               AUTHENTICATION:    8845178

                                                         DATE:    01-02-98

                             CERTIFICATE OF MERGER
                                       OF
                        KTRH LICENSE LIMITED PARTNERSHIP
                                      INTO
                        KLOL LICENSE LIMITED PARTNERSHIP


          The undersigned limited partnership, organized and existing under and by virtue of the Revised Uniform Limited Partnership Act of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: The name and state of incorporation of each of the constituent limited partnerships of the merger is as follows:

     NAME                                              STATE OF INCORPORATION
     ----                                              ----------------------
     KLOL License Limited Partnership                         Delaware
     KTRH License Limited Partnership                         Delaware

          SECOND: That a Plan and Agreement of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited partnerships in accordance with the requirements of
Section 17-211 of the State of Delaware Revised Uniform Limited Partnership Act.

          THIRD: That the name of the surviving limited partnership is KLOL License Limited Partnership.

          FOURTH: That the executed Plan and Agreement of Merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is 433 E. Las Colinas Blvd., Suite 1130, Irving, Texas 75039.

          FIFTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving limited partnership on request and without cost to any partner of any constituent limited partnership.




Dated: December 31, 1997


                                   KLOL LICENSE LIMITED PARTNERSHIP


                                   By:  /s/ Omar Choucair
                                        ---------------------------------------
                                        Omar Choucair,
                                        Vice President of its general
                                        partner, Chancellor Media
                                        Corporation of Houston

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE



     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "KLOL LICENSE LIMITED PARTNERSHIP" FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1997, AT 4:30 O'CLOCK P.M.














                                  [SEAL]  /s/ William T. Quillen
                                          --------------------------------------
                                          William T. Quillen, Secretary of State

                                          AUTHENTICATION:    8845178

                                                  DATE:    06-10-1991

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        KLOL LICENSE LIMITED PARTNERSHIP

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

     I.   The name of the limited partnership is KLOL License Limited
Partnership.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of the sole general partner is as follows:


          NAME                               MAILING ADDRESS
          ----                               ---------------
Evergreen Media Corporation                  433 E. Las Colinas Blvd.
     of Houston                              Suite 1130
                                             Irving, TX 75039

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of KLOL License Limited Partnership as of this 24 day of May, 1993.


                                        EVERGREEN MEDIA CORPORATION
                                             OF HOUSTON, a Delaware
                                             corporation, Sole General Partner


                                        By:  /s/  Scott K. Ginsburg
                                             ---------------------------------
                                             Scott K. Ginsburg, President

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE                 PAGE 1



     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "KLOL LICENSE LIMITED PARTNERSHIP" FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1993, AT 4:30 O'CLOCK P.M.
                              * * * * * * * * * *




                                        /s/  William T. Quillen
                        [SEAL]          ---------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION:     *3920387

                                                  DATE:     06/02  1993

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        KLOL LICENSE LIMITED PARTNERSHIP



         The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

         I. The name of the limited partnership is KLOL License Limited Partnership.

         II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         III. The name and mailing address of the sole general partner is as follows:

            NAME                             MAILING ADDRESS
            ----                             ---------------
Evergreen Media Corporation                  433 E. Las Colinas Blvd.
         of Houston                          Suite 1130
                                             Irving, TX 75039







                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/28/1993
                                                          931525415 - 2338641

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of KLOL License Limited Partnership as of this 24th day of May, 1993.


                                         EVERGREEN MEDIA CORPORATION
                                              OF HOUSTON, a Delaware
                                              corporation, Sole General Partner



                                         By:  /s/ Scott K. Ginsburg
                                              ----------------------------------
                                              Scott K. Ginsburg, President

                        KLOL LICENSE LIMITED PARTNERSHIP
                        (a Delaware Limited Partnership)


                        AGREEMENT OF LIMITED PARTNERSHIP









         THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

                        AGREEMENT OF LIMITED PARTNERSHIP

         This Agreement of Limited Partnership (the "Agreement") has been made as of this 24 day of May, 1993 at the offices of Latham & Watkins, Washington D.C., by and between Evergreen Media Corporation of Houston, a Delaware corporation, whose address is 510 Lovett Boulevard, Houston, Texas 77006 (the "General Partner") and Evergreen Media of Houston Limited Partnership, a Delaware Limited Partnership, whose address is 510 Lovett Boulevard, Houston, Texas 77006 (the "Limited Partner").

         WHEREAS, the Limited Partner has acquired the right to acquire all of the assets used or useful in the operation of KLOL(FM) radio station in Houston, Texas; and

         WHEREAS, the Partners now desires to form a Partnership to acquire and hold the authorizations issued by the Federal Communications Commission
("FCC") necessary to operate those radio broadcast stations.

                                  ARTICLE ONE
                                THE PARTNERSHIP

         1.01. Name. The name of the partnership shall be KLOL LICENSE LIMITED PARTNERSHIP, and such name shall be used at all times in connection with Partnership business and affairs.

         1.02. Purpose. The purpose and business of the Partnership shall be to acquire and own authorizations issued by the FCC necessary to operate commercial radio stations in Houston, Texas, and in such other places as the Partnership may determine (the "Stations"). Without limiting the generality of the foregoing, the Partnership, through its General Partner, is specifically authorized to acquire the FCC licenses used in the operation of KLOL(FM), Houston, Texas.

         1.03. Office and Agent for Service of Process. The principal office and place of business of the Partnership shall be at 510 Lovett Boulevard, Houston, Texas 77006. The agent for service of process shall be The Corporation Trust Company with an address at 7209 Orange Street, Wilmington, Delaware 19801.

         1.04. Certificate. Promptly after the execution of this Agreement, the General Partner shall execute, acknowledge, and file or cause to be filed with the Secretary of State of the State of Delaware a Certificate of Limited Partnership.

         1.05. Term. The Partnership shall continue until the occurrence of an act or event specified in this Agreement or by law as one effecting dissolution.

                                  ARTICLE TWO
                                    FINANCE

         2.01. Partnership Shares. For purposes of this Agreement, the Partners' respective Partnership Shares shall be as follows:

                  (a)      General Partner:

                           Evergreen Media Corporation
                                    of Houston                               1%

                  (b)      Limited Partner:

                           Evergreen Media of Houston
                                     Limited Partnership                    99%

The Partnership Shares shall remain at the percentages specified above unless changed by reappointment or assignment as provided in this Agreement or by amendment to this Agreement.

         The Partners shall acquire their shares in the partnership identified in this Section 2.01 by making capital contributions as follows:

                          Evergreen Media Corporation
                                   of Houston                           $ 1

                           Evergreen Media of Houston
                              Limited Partnership                       $99


         2.02. Calls for Additional Capital. The General Partner may at any time issue a call for additional capital contributions from the Partners. Such contributions shall be made pro rata based upon the then-current Partnership Shares. All capital contributions required to be made pursuant to this subsection shall be remitted to the Partnership within fifteen (15) days following notice from the General Partner of the capital call. The General Partner may make capital calls for the purpose of repaying any indebtness of the partnership incurred in "Station Transaction." A "Station Transaction" means the purchase or sale by, and assignment to or from, the Partnership of substantially all of the assets of a broadcast station licensed by the Federal Communications Commission, or the transfer to or from the partnership of a controlling interest in a person that is the licensee of a Station.

         2.03. Capital Accounts. A capital account shall be established for each Partner which shall reflect (a) all capital contributions made by such Partner to the Partnership; (b) all items of Partnership income and gain allocated to such Partner; (c) all distributions made to or on behalf of such Partner; and (d) all items of Partnership cost, expense, loss, and deduction allocated to such Partner. Each capital account shall be maintained in a manner corresponding to the capital of the Partners as reported on the federal income tax returns of the Partnership. The respective capital accounts of the Partners shall not bear interest. Each Partner hereby waives any right to demand the return of a capital contribution.

         2.04. Allocation of Profits and Losses. All net profits, net losses, deductions, and credits shall be allocated to the Partners in accordance with their respective Partnership Shares. The General Partner may make such additional allocations as may be necessary to meet the requirements of Section 704 of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the "Code").

         2.05. Cash Distributions. Cash distributions during the term of the Partnership shall be made at such times and in such amounts as the General Partner shall determine in its discretion. Such distributions shall be made to the Partners in accordance with their respective Partnership Shares.

         2.06. Partnership Funds. All funds of the Partnership shall be deposited in its name in such bank account or accounts, or invested in such interest-bearing investments, as shall be determined by the General Partner in its discretion. All withdrawals of funds shall be made by check or order signed by an officer of the General Partner or by an agent or agents designated by the General Partner from time to time. Partnership funds shall not be commingled with those of any other person or entity.

         2.07. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         2.08. Income Tax Elections. All elections required or permitted to be made by the partnership under the Code shall be made by the General Partner in such a manner that such elections, in its judgment, will be most advantageous to the Partners. Each Partner will upon request supply the information necessary to give effect to any such election.

                                 ARTICLE THREE
                               BOOKS AND RECORDS

         3.01. Accounting. The General Partner shall keep proper and complete books of account in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business and as are usually entered into books of account maintained by persons engaged in the radio broadcasting business. The Partnership's books of account shall be kept using a method of accounting selected by the General Partner and maintained as required for federal income tax purposes.

         3.02. Partnership Records. The Partnership's books and records shall be kept at the Partnership's office where they shall be available for reasonable inspection or examination by the Partners or their duly authorized representatives during normal business hours.

                                  ARTICLE FOUR
                           MANAGEMENT AND OPERATIONS

         4.01. Management Generally. The General Partner shall have full and exclusive power and authority to manage, control, administer and operate the business and affairs of the Partnership, and to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate thereto, and the scope of such power and authority shall encompass all matters in any way connected with such business. Except as specifically provided in this Agreement, the General Partner shall manage the Partnership. Notwithstanding the foregoing, every contract, deed, mortgage, lease and other instrument executed by the General Partner shall be conclusive evidence in favor of every person or entity relying thereon or claiming thereunder that, at the time of the delivery thereof, (a) the Partnership was in existence, and (b) the execution and delivery thereof was duly authorized.

Without limiting the generality of the forgoing, the General Partner (acting through its duly authorized officers) is specifically to cause the Partnership to enter into any agreement required under Senior Secured Credit Facilities dated November 6, 1992 for Evergreen Media Corporation of Los Angeles from Various Lending Institutions (the "Banks") Some of Which are also Acting as Co-Agents (the "Co-Agents"), with Toronto Dominion (Texas), Inc. as Agent for the Co-Agents and the Banks.

         4.02. Expenses of General Partner. The General Partner shall be entitled to charge the Partnership, and to be reimbursed by it, for any and all reasonable costs and expenses incurred by the General Partner in connection with the operation of the Partnership's business.

         4.03. Limitations on Limited Partners. A Limited Partner shall not participate in the management or control of the Partnership, engage in any activity which creates the potential for control of the Partnership, transact any business on behalf of the Partnership, or have any power to act for or bind the Partnership.

         4.04. Dealings Outside the Partnership. No Partner shall engage in any conduct which would impair the Partnership's qualifications to be an FCC licensee.

                                  ARTICLE FIVE
                             LIABILITY OF PARTNERS

         5.01. Liability of General Partner. The General Partner shall not be liable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partner by this Agreement unless such act or omission was performed or omitted fraudulently. In no event shall the General Partner be liable for any loss or damage to Partnership property caused by acts of a public enemy, natural disasters, or other causes beyond the General Partner's control.

         5.02. Liability of Limited Partners. No Limited Partner shall have any personal liability, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership for the debts of the Partnership beyond the amounts required to be contributed by it to the capital of the Partnership pursuant to this Agreement.

                                  ARTICLE SIX
                      ADDITION AND WITHDRAWAL OF PARTNERS

         6.01. Addition of Partners. No additional partners may be admitted to the Partnership without the consent of all the Partners. The addition of a general partner shall be subject to any necessary prior consent of the FCC.

         6.02. Withdrawal of Partners. The General Partner may not withdraw from the Partnership or transfer its interest in the Partnership without the prior consent of the Partners.

         6.03 Transfer of Partnership Interests. No Partnership Interest may be transferred without the unanimous consent of all the Partners.

                                 ARTICLE SEVEN
                          DISSOLUTION AND WINDING-UP

         7.01.    Events of Dissolution. The Partnership shall be dissolved:

         (a) If the General Partner withdraws from the Partnership or there otherwise ceases to be a General Partner;

         (b) Upon the death, insanity, bankruptcy, retirement, resignation, or withdrawal of the General Partner; provided, however, that all remaining Partners may agree to continue the Partnership upon a unanimous vote;

         (c)      Upon the mutual consent of all of the Partners;

         (d)      Upon the entry of a decree of judicial dissolution; or

         (e)      In any event, at 11:59 p.m. on December 31, 2020.

The Partnership shall continue to exist following December 31, 2020, or following the earlier happening of any of the foregoing events, solely for the purpose of winding up its affairs.

         7.02. Final Accounting. Following the dissolution of the Partnership, a proper accounting shall be made of the accounts of the Partnership, of each Partner and of the Partnership's assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution.

         7.03. Liquidating Trustee. Upon dissolution of the Partnership, the General Partner (or, in the event of dissolution under Section 7.01(a), an agent appointed by the remaining Partners) shall file a certificate of dissolution and shall proceed diligently to wind up the affairs of the Partnership and distribute its assets as liquidating trustee. During the interim, the liquidating trustee shall continue to exploit the rights and properties of the Partnership consistent with the liquidation thereof and each Partner shall continue to share profits and losses as provided in this Agreement. In connection with winding up the affairs of the Partnership, the liquidating trustee may sell all properties owned by the Partnership at public or private sale upon such terms and conditions as the liquidating trustee deems advisable.

         7.04. Liquidation and Distribution. The net proceeds received by the liquidating trustee upon the sale of the properties of the Partnership, if any, and any remaining assets of the Partnership shall be applied and distributed in cash or in kind in the following order of priority:

         (a) To the payment of all debts, obligations, and liabilities of the Partnership and the expenses of liquidation;

         (b) To the establishment of any reserves which the liquidating trustee may deem necessary for any contingent or unforeseen obligations or liabilities of the Partnership, including, without limitation, payment of such reserves over to a person, as escrow agent, to be held by such person for the purpose of disbursing such reserves, and, upon the expiration of such period as determined by the liquidating trustee to distribute the balance as provided in this subsection;

         (c) To the Partners in an amount sufficient to pay the remaining credit balances, if any, of their respective capital accounts; provided, however, that any Partner having a negative balance in his or its capital account shall, prior to receiving any assets of the Partnership pursuant to this subsection elect (i) to forego distributions of assets having a fair market value equal to the negative balance; or (ii) to contribute cash in an amount equal to such negative balance; or (iii) some combination of (i) and
(ii).

         (d) To the Partners in accordance with their respective Partnership Shares.

         7.05. Termination. Upon completion of the liquidation of the Partnership and the distribution of all funds of the Partnership, the liquidating trustee shall execute and record a certificate of cancellation and the Partnership shall terminate.

                                 ARTICLE EIGHT
                                 MISCELLANEOUS

         8.01. Notices. Any and all notices permitted or required to be given under this Agreement shall be in writing, signed by the Partner giving such notice, and shall be delivered personally, or sent by registered or certified mail, to the other Partners, at their address set forth in the preamble, or at such other address as may be supplied in writing.

The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice.

         8.02. Successors and Assigns. This Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors and assigns, and each Partner agrees, on behalf of itself, its successors and assigns, to execute any instruments which may be necessary and appropriate to carry out and execute the purpose and intentions of this Agreement, and hereby authorizes and directs its successors and assigns to execute any and all such instruments. Each and every successor-in-interest to any Partner, whether such successor acquired such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

         8.03. Amendment. No change, modification or amendment of this Agreement shall be valid or binding upon the Partners unless all Partners affirmatively vote in favor of such change, modification or amendment.

         8.04. No Waiver. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such Partner's right to demand strict compliance therewith in the future.

         8.05. Integration. This Agreement constitutes the full and complete agreement of the Partners.

         8.06. Captions. Titles or captions of articles and sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         8.07. Number and Gender. Whenever required by the context, the singular number shall include the plural and the masculine or neuter gender shall include all genders.

         8.08. Counterparts. This Agreement may be executed in multiple copies, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         8.09. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.





                                     GENERAL PARTNER:

                                     EVERGREEN MEDIA CORPORATION OF
                                     HOUSTON

                                     By:  /s/ Scott K. Ginsburg
                                          -------------------------------------
                                          Scott K. Ginsburg, President

                                     LIMITED PARTNER:

                                     EVERGREEN MEDIA OF HOUSTON
                                     LIMITED PARTNERSHIP

                                     By: Evergreen Media Corporation of
                                         Houston, it authorized General Partner

                                     By: /s/ Scott K. Ginsburg
                                         --------------------------------------
                                         Scott K. Ginsburg, President